EXHIBIT 10.4
NEWELL BRANDS EMPLOYEE SAVINGS PLAN

AMENDMENT NO. 3

THIS AMENDMENT NO. 3 is made by Newell Operating Company, a Delaware corporation, ("NOC") to the Newell Brands Employee Savings Plan (the "Plan"), which was amended and restated effective January 1, 2018, and most recently amended by the Second Amendment effective January 1, 2022.
WITNESSETH:

WHEREAS, NOC sponsors and maintains the Plan for the exclusive benefit of eligible employees of NOC and of certain of its affiliates who are participating employers; and
WHEREAS, under Section 14.1 of the Plan, the Plan may be amended by resolution or written instrument approved by the Board of Directors of NOC (the "Board"); and
WHEREAS, the Board has determined that it is appropriate to amend the Plan, effective March 1, 2022, to reflect the Board's reorganization of the committees responsible for the administration of the Plan and delegation of duties to the Benefits Administration Committee and the Benefits Investment Committee;
NOW, THEREFORE, the Board hereby amends the Plan as follows, to be effective as of March 1, 2022.
1.Section 1.11 is deleted in its entirety and the following new Section 1.11 inserted in lieu thereof:
"1.11    "Committee" means either the BAC and/or BIC, subject to their respective charters."

2.Section 1.28 is deleted in its entirety and the following new Section 1.28 inserted in lieu thereof:

EXHIBIT 10.4

"1.28    "[Reserved]"

3.Section 13.1 is deleted in its entirety and the following new Section 13.1 inserted in lieu thereof:
"13.1    Company Responsibility and Delegation to the BAC and the BIC.

(a)The Company. The Company shall be responsible for and shall control and manage the operation and administration of the Plan. The Company shall have sole responsibility for making contributions or requiring Participating Employers to make contributions provided under the Plan, determining the amount of contributions, establishing the Committees, appointing and removing members of the Committees, and amending or terminating the Plan and Trust Agreement. Any action by the Company under this Plan shall be made by resolution of its Board of Directors, or by any person or Committee duly authorized by resolution of the Board of Directors to take such action.

(b)[Reserved].

(c)U.S. Benefits Administration Committee. The Benefits Administration Committee, known as the "BAC," has been established and authorized to act as the agent of the Company in performing the duties of administering and operating the Plan. The BAC shall be the "Plan Administrator" for purposes of ERlSA and shall be subject to service of process on behalf of the Plan. Furthermore, for purposes of ERJSA, the BAC shall be a "Named Fiduciary'' with respect to the administrative aspects of the Plan. The members of the BAC may be officers, directors or Employees of the Company or any other individuals. Any member of the BAC may resign by delivering his written resignation to the Company and to the BAC. Vacancies in the BAC arising by resignation, death, removal or otherwise, shall be filled by the Board or their delegates. The Company shall advise the Trustee in writing of the names of the members of the BAC and of changes in membership from time to time.

(d)U.S. Benefits Investment Committee. The Benefits Investment Committee, known as the "BIC," has been established and authorized to act as the agent of the Company to administer the investment aspects of the Plan. The BIC shall be a "Named Fiduciary" for purposes of ERJSA with respect to the investment aspects of the Plan. The members of the BIC may be officers, directors, or Employees of the Company or any other individuals. Any member of the BIC may resign by delivering his written resignation to the Company and to the BIC. Vacancies in the BIC arising by resignation, death, removal or otherwise, shall be filled by the Board or their delegates. The Company

EXHIBIT 10.4
shall advise the Trustee in writing of the names of the members of the BIC and of changes in membership from time to time."

4.Section 17.6 is deleted in its entirety and the following new Section 17.6 inserted in lieu thereof:
"17.6 No Guarantee. None of the Employer, Trustee, BIC or BAC in any way guarantees the Trust Fund from loss or depreciation or the payment of any benefits that may be or become due to any person from the Trust Fund. No Participant or other person shall have any recourse against the Employer, Trustee, BIC or BAC if the Trust Fund is insufficient to provide Plan benefits in full. Nothing herein contained shall be deemed to give any Participant, former Participant, or Beneficiary an interest in any specific part of the Trust Fund or any other interest except the right to receive benefits out of the Trust Fund in accordance with the provisions of the Plan and Trust."

5.Except as specifically amended above, the Plan shall remain unchanged and, as amended herein, shall continue in full force and effect.
6.This Amendment No. 3 to the Plan is effective March 1, 2022.

IN WITNESS WHEREOF, NOC has caused this Amendment No. 3 to the Plan to be executed by its duly authorized representative.

Newell Operating Company

Dated June 7, 2022    /s/ Bradford R. Turner
Chief Legal and Administrative Officer and Corporate Secretary